PIONEER COMMERCIAL FUNDING CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON May 21, 2001


To the stockholders of Pioneer Commercial Funding Corp.:

         Notice is hereby given that the Annual Meeting of Stockholders ("Annual Meeting") of Pioneer Commercial Funding Corp., a New York corporation ("Company"), will be held at One Rockefeller Plaza, Suite 2412, New York, N.Y. 10020 on May 21, 2001, at the hour of 10 AM local time for the following purposes:

(1) To elect six directors for a one year term expiring in 2002;

(2) To ratify the appointment of Lazar Levine & Felix LLP as the Company's auditors for the year ended December 31, 2001; and

(3) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the meeting or any continuation or adjournment thereof

                                             By Order of the Board of Directors

                                             David W. Sass, Secretary

April 20, 2001

         IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSALS AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT, YOUR PROMPT RETURN OF A SIGNED AND DATED PROXY WILL BE APPRECIATED.

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        PIONEER COMMERCIAL FUNDING CORP.
                              One Rockefeller Plaza
                                   Suite 2412
                              New York, N. Y. 10021

                             To Be Held May 21, 2001

         The enclosed proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pioneer Commercial Funding Corp., a New York corporation (the "Company"), for use at the Annual Meeting of shareholders of the Company to be held at 10:00 A.M., Eastern Daylight Time, on May 21, 2001, at One Rockefeller Plaza, Suite 2412, New York, New York 10020, and any adjournment or adjournments hereof (the "Meeting").

         This proxy statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about April 24, 2001. The Board Of Directors has established April 20, 2001 as the record date for shareholders entitled to notice of, and to vote at the meeting.

         The present officers and directors of the Company and affiliates, holding approximately 43.4% of the outstanding Common stock of the Company, intend to vote in FOR Proposals 1 and 2.

Matters to Be Acted Upon

         It is proposed at the Meeting to adopt resolutions approving the following proposals (the "Proposals"):

1. To elect six directors.

2. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors for the fiscal period ending on December 31, 2001.

3. To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR Proposals One and Two.

Right of Revocation

         A proxy may be revoked by notice in writing to the Secretary of the Company at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Meeting and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them in favor of the Proposals and the election of all the nominees named below as Directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Six persons have been nominated to serve on the Board of Directors, each to hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her prior resignation or removal. All nominees are now Directors of the Company.

Boaz Harel was appointed to the Board in November 1996 and elected as Chairman of the Board on July 2, 1997. From 1991 to 1993, Mr. Harel was the founder and managing director of Mashik Business and Development Ltd., an engineering consulting company. From 1993 to 1997, Mr. Harel had been the Managing Director of Leedan Business Enterprise Ltd. ("Leedan"), which is the beneficial owner of 39.3% of the Company's Common Stock. Since January 1994, Mr. Harel has served as a member of the Supervisory Board of ICTS International N.V. and since September 1996, Mr. Harel has served as the Chairman of ICTS USA (1994), Inc., an indirect subsidiary of Leedan. Mr. Harel was a Co-Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company and an indirect wholly-owned subsidiary of Leedan.

M. Albert Nissim was appointed as the President of the Company in January 1997 and was elected to the Board on September 25, 1997. He has served as Secretary of ICTS International N.V. since January 1996. Mr. Nissim has also served as President of ICTS USA (1994), Inc. since January 1994. From 1994 to 1995, he served as Managing Director of ICTS International B.V. Mr. Nissim served as the President of Harel & Partners from 1991 to 1994. From 1990 to the present, he has been the Vice President and a director of Tuffy Associates Corp., an automotive repair franchise company affiliated with Mr. Ezra Harel, the brother of Boaz Harel. Mr. Nissim is also a Co-Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company.

Richard Fried was appointed to the Predecessor's Board in February 1994 and served as Vice-President of the Predecessor. Upon consummation of the Merger in November 1994, he became a director of the Company. Since June 1991 Mr. Fried has served as President of Medical Systems, Inc., an application software development company, of which he has been a principal shareholder. From February 1993, he has served as President of Montgomery Associates, Inc., a corporation wholly-owned by him, which is engaged in business as an importer-exporter. Since April 1993, Mr. Fried has been a principal shareholder, and has served as

President, of Sea Change Systems, Inc., a software tools development company. From April 1993 to May 1994, he was a Branch Manager of LPL Financial Services, a stock brokerage firm, which is an NASD member firm. Since November 1994, Mr. Fried has been a controlling shareholder and has served as President of SMARTpay, Inc., a collection service. From April 1995 he has served as President of Centennial Systems, Inc., a software distribution, sales and service firm of which he is a principal shareholder. Since October 1996, Mr. Fried has been a controlling shareholder, and has served as President, of Leeward Software, Inc., an application software developer. From October 1996 he has also served as President of Windward Software, Inc., a materials management software intellectual property company of which he is also a principal shareholder. From December 1996 he has served as President of Strategic Reporting Systems, Inc., a database report generation software development and distribution firm of which he is a principal shareholder. From April 1997, he has served as managing director of HYCOM USA, Inc., an international software development and distribution company, of which he is a principal shareholder.

Tamar Lieber was appointed to the Board in June 1995. Ms. Lieber has been engaged in practice as a senior psychotherapist at the Center for Preventive Psychiatry in White Plains, New York, a non-for profit community mental health clinic, for more than the past five years.

Lynda Davey was elected to the Board on September 25, 1997. Ms. Davey has served as the President of Avalon Group, Ltd. And Chairman of Avalon Securities, Ltd., private investment banking firms, since April, 1992. From April, 1988 throughout 1991 Ms. Davey was Managing Director and head of investment banking at Tribeca Corporation, a New York merchant bank. Prior to 1988, Ms. Davey was Vice-President of the Merchandise and Retail Group in the corporate finance department of Salomon Brothers Inc. Ms. Davey also serves as a director of Tuffy Associates Corp. And the Center for Design Innovation of the Fashion Institute of Technology. Ms. Davey is a registered architect.

Joseph Samuels has served as a president and is the sole shareholder of Fulton Properties of Calif. Inc., an investment corporation engaged in acquisition, development and management of real estate for more than the past five years. Mr. Samuels has also served as President and is the sole shareholder of Goldsboro Properties Inc., a real estate holding corporation, for more than the past five years.

The affirmative vote of the holders of at least a majority of the shares present personally or by proxy at the Meeting is required for the election of each director.

The Board of Directors recommends a vote FOR the election of each of the seven nominees as directors.

PROXIES IN THE ACCOMPANYING FORM WHICH DO NOT WITHHOLD AUTHORITY TO VOTE FOR DIRECTORS WILL BE VOTED FOR THE ELECTION OF THE PERSONS WHOSE NAMES ARE LISTED ABOVE.

Voting Securities and Principal Holders Thereof

         The outstanding voting securities of the Company on April 20, 2001 (the "Record Date") consisted of 3,403,663 shares of common stock, par value $.0l per share (the "Common Stock"). The Common Stock is the only class of voting stock of the Company. Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to each proposal. The holders of a majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

     The following table sets forth the holdings of the Common Stock as of April 20, 2001 by each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock and by (1) each director and named executive officer; and (2) all directors and executive officers as a group.


                                              Number of Shares    Percent
Name                               Title      of Common Stock     of Class
----                               -----      ---------------     ---------

ICTS International N.V.                         150,000              4.4%
Biesboch 225
1181 JC Amstelveen
The Netherlands

Lancer Partners L.P.                             212,130             6.2%
200 Park Avenue, Ste 3900
New York, NY 10166

Leedan Business
  Enterprise Ltd.                                1,338,570(1)        39.3%
7 Yad Harytzim
4th Floor
Industrial Zone
Herzliya, Israel 46120
Rogosin International B.V.                       265,000(3)          7.7%
One Rockefeller Plaza,
Ste. 2412
New York, NY 10020

Boaz Harel               Director                 57,500(2)          *
1 Rockfeller Plaza
Suite 2412
New York, New York
10020

SHR Finanz Gm                                     200,000             5.8%
32 Ost Weststrasse
Rostock 18132
Germany

                                              Number of Shares     Percent
Name                      Title               of Common Stock      of Class
----                      -----               ---------------      ---------


M. Albert Nissim         President, CFO
One Rockefeller Plaza     and Director           73,200(4)          *
Suite 2412
New York, NY


Tamar Lieber             Director               139,250(5)        3.5%
160 W. 66th Street
Apt. 49B
New York, NY 10023

Richard Fried            Director                19,500(5)           *
33 Marian Road
Marblehead, MA 01945

Lynda Davey              Director                17,250(6)           *
1375 Broadway
6th Floor
New York, NY 10018

Joseph Samuels           Director                35,650(6)           *
321 24th Street
Santa Monica, CA 90402

Directors and
Executive
Officers as a
group (6 persons)                             1,479,530(7)        43.4%

*        Less than 1%

     (1) Leedan International Holdings B.V., which together with Leedan Systems & Properties Promotion (1003) Ltd. Holds 39.3% of the issued and outstanding Common Stock of the Company, is an indirect wholly-owned subsidiary of Leedan Business. Certain members of the family of Mr. Boaz Harel, a director of the Company, collectively, own approximately 50% of the outstanding shares of Leedan Business. Mr. Boaz Harel no longer is a shareholder of Leedan.

     (2) Includes a three year option for 50,000, vesting 1/3rd each year, exercisable at $4.75 per share and a three year option for 7,500 shares exercisable at $2.25 per share, vesting 1/3rd each year.

     (3) An affiliate to Leedan Business Enterprises Ltd. Shares were purchased in a private transaction.

     (4) Includes 45,000 shares of Common Stock exercisable at $4.50 per share which Mr. Nissim has the right to acquire within 60 days from the date hereof upon exercise of an option held by him and 25,000 options exercisable at $10.00 per share at the rate of 1/3rd per year for three years.

     (5) Includes 7,500 shares as part of a 3 year option, exercisable at $2.25 per share, vesting at the rate of 1/3rd per year for three years and 12,000 shares exercisable $4.25 per vesting at the rate of 1/3rd per year for three years.

     (6) Includes 12,000 shares as part of a three year option, exercisable at $4.25 per share, vesting at the rate of 1/3rd per year.

     (7) Does not include any options  referred to in notes (2),  (3),  (4), (5)
     and  (6)  hereof,   but  included  the  shares  owned  by  Leedan  Business
     Enterprises, Ltd.

Certain Relationships and Related Transactions

 Certain Transactions.

         On November 18, 1998 a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a company stockholder. Pursuant to the settlement, an entity which is an affiliate of Leedan accepted $530,000 of the guarantor's recognized debt to the Company in exchange for the guarantor's shares in the Company. This entity paid the Company $176,667 and issued two installment notes of $176,667 each with maturity dates of August 23, 1999 and May 23, 2000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from the date of issuance which was November 23, 1998.

         On November 18, 1998, a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a Company stockholder. Pursuant to the settlement, Rogosin Business Enterprises Ltd., accepted $530,000 of the guarantor's recognized debt to the Company in trade for the guarantor's shares in the Company. Furthermore, pursuant to the settlement, the guarantor issued two additional notes in the amount of $735,102 to the Company.

         Pursuant to the settlement as stated above, the guarantor issued to the Company two installment notes in the amounts of $265,103 and $470,000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from November 18, 1998, the date of issuance of the notes. Both notes mature November 18, 2000 but have not yet been fully paid.

         On September 14, 1998 Joseph Samuels, a Director of the Company and two affiliates of Leedan Business Enterprises Ltd. loaned to the Company $100,000 and $550,000 and $76,000, respectively. The loan was in connection to the Ninth Amendment to the Credit Agreement with Bank One to authorize the infusion of an aggregate of $726,000 in the form of the Company's 11% Subordinated Debenture for a term until a new lending facility is in place to replace Bank One.

         On April 2, 1997 and April 4, 1997, the Company issued unsecured loans of $400,000 and $600,000, respectively, to Rogosin Converters, Inc., an affiliate of the Company. Members of the family of Mr. Boaz Harel, a director of the Company, have an indirect controlling interest in Rogosin Converters, Inc. The loans were guaranteed by Leedan International B.V., a shareholder of the Company. The Company earned interest of 12% per annum on the loans, which interest was paid monthly. The principal and accrued interest on the loans were paid in full on June 20, 1997.

o Board Meetings

         The Board of Directors met three times during the fiscal year ended December 31, 2000.

Compensation of Directors and Executive Officers

                                                                       Annual Compensation          Awards
    Name and
Principal Position                 Fiscal Year      Salary($)         Bonus($)                  Other   Annual            Securities
                                                                                                   Compensation ($)       Underlying
                                                                                                                            Option

Boaz Harel*                         2000            $100,000
Chairman of                         1999            $100,000
the Board                           1998(1)         $100,000         $15,000                        50,000


M. Albert Nissim**
President                            2000           $114,000
                                     1999           $118,385
                                     1998(1)        $118,654         $12,000                        25,000


John O'Brien***
Chief Financial                      2000           $0
 Officer                             1999           $122,083
                                     1998(1)        $ 58,513

David W. Sass                        2000           $0
Secretary                            1999           $0
                                     1998           $0


*       Commenced as Chairman on July 2, 1997.
** Commenced service as President of the Company in the fourth quarter of the 1996 fiscal year. *** Commenced service as Chief Financial Officer in the second quarter of the 1998 fiscal year and terminated employment in September, 1999.
**** Commenced service as Secretary in the second quarter of the 1998 fiscal year.

(1)  For the Year Ending December 31, 1998


         Compensation of Directors.

           The Directors of the Company receive cash compensation of $500 per meeting in his or her capacity as a director and as a member of the Audit
     Committee.

     Options Issued to Executives.

          The table below sets forth information regarding option grants to executive officers and Directors of the Company.

Options Issued to Executives.

 The table below sets forth information regarding option grants to executive officers and Directors of the Company.

                            Number of Exercise Price
     Name                          Options Granted             Per Share                   Expiration Date

     M. Albert Nissim(1)           45,000                      $  4.50                     February, 2002
                                   25,000                      $ 10.00                     October, 2002

     Boaz Harel(1)                  7,500                      $  2.25                     March, 2002
                                   50,000                      $  4.75                     October, 2002

     Richard Fried(1)               7,500                      $  2.25                     March, 2002
                                   12,000                      $  4.25                     October, 2002

     Tamar Lieber(1)                7,500                      $  2.25                     March, 2002
                                   12,000                      $  4.25                     October, 2002

    Joseph Samuels(1)              12,000                      $  4.25                     October, 2002


     Lynda Davey(1)                12,000                      $  4.25                     October, 2002


(1)   Options are vested.

     Executive Compensation.

         In July 1997, the Company extended the Employment Agreement with M. Albert Nissim as President for an indefinite period, on a part-time basis, at a salary of $6,000 (amended to $9,500) per month. The Agreement may be terminated by either party on not less than 90 days prior notice. On May 12, 1998, Albert Nissim's compensation was increased to $9,500 per month effective April 1, 1998 in consideration of his contributions to the Company. In addition, Mr. Nissim was awarded a $12,000 bonus payable in the second quarter in consideration of the Company's performance.

         The Company has approved a compensation plan for Mr. Boaz Harel and/or Leedan Business Enterprises, Ltd. ("Leedan"), the company which provides management services to the Company by making Mr. Harel available to the Company. Leedan is also a principal shareholder of the Company. The plan provides aggregate remuneration to Mr. Harel and/or Leedan of $100,000 per annum plus 5% of the Company's net income pre-tax above $1,000,000 annually. Leedan and Mr. Harel will determine how such compensation will be divided between them. On May 12, 1998 Boaz Harel was awarded a $15,000 bonus, payable in the second quarter in consideration of the Company's performance.

                                 AUDIT COMMITTEE

         The Audit Committee, consisting of Lynda Davies and Richard Fried, assists the Board of Directors in fulfilling its responsibility to oversee managements's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

         The Audit Committee held one meeting during the last fiscal year. The Board of Directors has adopted a charter for the audit committee, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules of the Securities and Exchange Commission currently applicable to the Company.

                             AUDIT COMMITTEE REPORT

         The following is the report of Pioneer Commercial Funding Corp. Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

     Review With Management

         The Committee has reviewed and discussed Pioneer's audited financial statements with management.

     Review and Discussions With Independent Auditors.

         The Committee has discussed with Lazar Levine & Felix LLP, Pioneer's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Committee has also received written disclosures and the letter from Lazar Levine & Felix, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Lazar Levine & Felix, LLP their independence.

     Conclusion

         Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that its audited financial statements be included int he Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors.

      Lynda Davies and Richard Fried.

         The aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the principal accounting firm was $79,824.

         The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has again appointed Lazar Levine & Felix LLP to serve as independent accountants of the Company for the fiscal period ending December 31, 2001. Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it appropriate as a matter of policy to request that the Shareholders ratify such appointment of Lazar Levine & Felix LLP. If the Shareholders should not ratify, the management will reconsider the appointment of Lazar Levine Felix LLP.

     The affirmative vote of a majority of the shares present personally or by proxy at the Meeting is required for the ratification of the appointment of Lazar Levine Felix LLP.

     The Board Recommends a vote FOR the ratification of the appointment of Lazar Levine & Felix LLP.

     No representatives of Lazar Levine Felix LLP are expected to be present at the Meeting.

       Cost of Solicitation

     The cost of solicitation of proxies, including reimbursements to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company*s transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out--of--pocket expenses which, in the aggregate, are estimated to be approximately $1,200. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone or telecopier. It is anticipated that the total cost of solicitation of proxies will be approximately $4,000.

                         OTHER BUSINESS TO BE TRANSACTED

     Management knows of no other matters to be presented before the Meeting other those stated above. However, the enclosed proxy gives discretionary authority to each proxy holder named therein should any other matters be presented at the Meeting to take such action in connection therewith as shall be in accordance with his best judgment.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders for the year ended December 31, 2000 is being mailed to stockholders with this Proxy Statement.

                   STOCKHOLDER PROPOSAL - 2001 ANNUAL MEETING

     Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 31, 2001.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                        PIONEER COMMERCIAL FUNDING CORP.

                                    P R O X Y

           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints M. Albert Nissim and David W. Sass as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Pioneer Commercial Funding Corp. held of record by the undersigned on April 20, 2001, at the annual meeting of shareholders to be held on May 21, 2001, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below Withhold Authority to (Except as Marked to the Vote All Nominees Listed Contrary) ___ Below ___

Boaz Harel, M.Albert Nissim, Richard Fried, Tamar Lieber, Lynda
Davey and Joseph Samuels.


2. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors of the Company for the fiscal year ended December 31, 2001.

                  FOR_______           AGAINST___________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

         Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 Dated:                  , 2001
                                                             ----------------

                                                 Signature


                                                 Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE